Exhibit 10.10

Loan Agreement

THIS AGREEMENT is made on 1 February 2023

BY

1)	Capitalworks Emerging Markets Acquisition Corp (the “Borrower”) having its registered office at 190 Elgin Avenue, George Town, Grand Cayman KY1-9008, Cayman Islands
2)

CEMAC Sponsor LP (the “Lender”), a limited partnership established in Cayman Islands having its registered office at 190 Elgin Avenue, George Town, Grand Cayman KY1-9008, Cayman Islands. CEMAC Sponsor GP, having its registered office at 190 Elgin Avenue, George Town, Grand Cayman KY1-9008, Cayman Islands, serves as the Borrower’s sole general partner

WHEREAS

a)

Financial support has been given in the form of an operational Loan facility advanced by the Lender to the Borrower effective from the date of this agreement, in the amount of up to USD 1,500,000 (the “Loan”).

b)	The over-riding purpose of the Loan is to fund the operational expenses of the Borrower in relation to its ongoing activities to close a business combination (“CEMAC”).
c)

IN CONSIDERATION OF the Lender providing the Loan to the Borrower, and the Borrower repaying the Loan to the Lender, both parties agree to keep, perform and fulfil the promises and conditions set out in this Agreement.

LOAN AMOUNT & INTEREST

1.

The Lender has provided the Loan facility of USD 1,500,000 to the Borrower. The loan can be drawn, in whole or in part, at the request of the Borrower with consent to be provided by the Lender at its sole discretion.

2.	The Loan will be interest free.

PAYMENT

3.	This Loan will be repaid at close of a business combination. This repayment will be in part or in full; and pari passu to any similar Loans.

DEFAULT

4.

Notwithstanding anything to the contrary in this Agreement, if the Borrower defaults in the performance of any obligation under this Agreement, then the Lender may declare the principal amount owing at that time to be immediately due and payable.

CONDITIONS

5.	The Borrower shall only use the Loan for the purpose for which it was advanced.

BORROWER’S WARRANTY

6.

The Borrower represents and warrants that it knows of no indebtedness or of any other relevant matter that would prevent it from being able to meet its obligations under this Agreement, save for the explicit and inherent risks in CEMAC concluding a successful business combination.

GOVERNING LAW

7.	This Agreement and the rights and obligations of the parties shall be governed by and construed in accordance with the laws of the Cayman Islands.

8.

Each of the parties agrees that the courts of the Cayman Islands shall have exclusive jurisdiction to hear and determine any action or proceeding arising out of or in connection with this Agreement and for that purpose each party irrevocably submits to the jurisdiction of the courts of the Cayman Islands and agrees that the process by which any such action or proceeding is begun may be served on it by being delivered in accordance with the notice provisions of this Agreement.

COSTS

9.	All costs, expenses and expenditures will be borne by the respective party incurring the cost.

BINDING EFFECT

10.

This Agreement will pass to the benefit of and be binding upon the respective partners, heirs, executors, administrators, successors and permitted assigns of the Borrower and Lender. The Borrower waives presentment for payment, notice of non-payment, protest and notice of protest.

AMENDMENTS

11.	This Agreement may only be amended or modified by a written instrument executed by both the Borrower and the Lender.

SEVERABILITY AND SURVIVABILITY

12.

The clauses and paragraphs contained in this Agreement are intended to be read and construed independently of each other. If any term, covenant or provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, it is the parties’ intent that such provision be reduced in scope by the court only to the extent deemed necessary by that court to render the provision reasonable and enforceable and the remainder of the provisions of this Agreement will in no way be affected, impaired or invalidated as a result.

GENERAL PROVISIONS

13.	Headings are inserted for the convenience of the parties only and are not to be considered when interpreting this Agreement.
14.	Words in the singular mean and include the plural and vice versa.
15.	Words in the masculine means and include the feminine and vice versa.

ENTIRE AGREEMENT

16.	This Agreement constitutes the entire agreement between the parties and there are no further items or provisions, either oral or otherwise.

Signed by the Borrower	Signed by the Lender

/s/ Roberta Brzezinski	/s/ Robert Oudhof

Capitalworks Emerging Markets
Acquisition Corp.	CEMAC Sponsor LP
Director	(in capacity as director of CEMAC Sponsor GP)